Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CBRE ACQUISITION HOLDINGS, INC.

                     [•],  2020

CBRE Acquisition Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “CBRE Acquisition Holdings, Inc.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 13, 2020, amended by an amendment to the original certificate of incorporation of the Corporation filed with the Secretary of State of the State of Delaware on November 18, 2020 (as amended, the “Amended Certificate”).

2. This Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which both restates and amends the provisions of the Amended Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and by written consent of the Corporation’s stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3. The text of the Amended Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is CBRE Acquisition Holdings, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Corporation and one or more businesses or assets (an “Initial Business Combination”).

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 261,000,000 shares, consisting of (a) 260,000,000 shares of common stock (the “Common Stock”), including (i) 250,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 10,000,000 shares of Class B Common Stock (the “Class B Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2 Preferred Stock. Subject to Article IX of this Amended and Restated Certificate, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), including, without limitation, Section 9.8, the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote; provided that prior to the consummation of an Initial Business Combination, the holders of shares of the Class B Common Stock shall, in the aggregate, be entitled to 20% of the voting power of the Common Stock (the “Class B Special Voting Power”), in each case, on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote, irrespective of the number of shares of Class B Common Stock then outstanding; and the holder of each share of Class B Common Stock shall be entitled to its pro rata portion of the Class B Special Voting Power. The Corporation will calculate the amount of the Class B Special Voting Power in good faith and, absent manifest error, the Corporation’s calculations will be final and binding on the holders of the Common Stock.

(iii) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(iv) The number of authorized shares of the Class A Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock). The holders of Class B Stock are entitled to vote as a separate class to increase the authorized number of Class B Common Stock.

(b) Class B Common Stock.

(i) On the last day of each Measurement Period (as defined below) (and, with respect to any Measurement Period in which the Corporation shall have a Change of Control (as defined below) or in which the Corporation shall liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such Measurement Period), 201,250 shares of Class B Common Stock (or, 175,000 if the underwriter’s over-allotment option in the Offering (as defined below) (the “IPO Option”) is not exercised) shall automatically convert, subject to adjustment as described herein, into shares of Class A Common Stock (the “Conversion Shares”), as follows:

(A) if the sum (such sum, the “Total Return”) of (i) the VWAP, calculated in accordance with Section 4.2(b)(v) below, of the outstanding shares of Class A Common Stock for the final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of the outstanding shares of Class A Common Stock, the record date for which is on or prior to the last day of the Measurement Period, does not exceed the Price Threshold (as defined below), the number of Conversion Shares for such Measurement Period shall be 2,013 shares of Class A Common Stock (or 1,750 shares of Class A Common Stock if the IPO Option is not exercised);

(B) if the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of Conversion Shares for such Measurement Period shall be the greater of (i) 2,013 shares of Class A Common Stock (or 1,750 shares of Class A Common Stock if the IPO Option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of shares of Class A Common Stock outstanding immediately after the closing of the Corporation’s initial public offering (the “Offering”) (including any exercise of the IPO Option) and (y) if in connection with an Initial Business Combination there are issued any shares of Class A Common Stock or Equity-Linked Securities (as defined below), the number of shares of Class A Common Stock so issued and the maximum number of shares of Class A Common Stock issuable (whether settled in shares or in cash) upon conversion or exercise of such Equity-Linked Securities, divided by (B) the Total Return; and

(C) if the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of Conversion Shares for such Measurement Period shall be the greater of (i) 2,013 shares of Class A Common Stock (or 1,750 shares of Class A Common Stock if the IPO Option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

(ii) Each conversion of Class B Common Stock shall apply to the holders of Class B Common Stock on a pro rata basis. If, upon conversion of any Class B Common Stock, a holder would be entitled to receive a fractional interest in a share of Class A Common Stock, the Corporation shall round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to such holder.

(iii) The Conversion Shares shall be delivered to the holders of shares of Class B Common Stock no later than the tenth day following the last day of each applicable Measurement Period and the converted shares of Class B Common Stock shall be cancelled for no additional consideration. The Conversion Shares shall be delivered no later than 10:00 a.m., New York City time, on the date of issuance. The Corporation shall be required to publicly announce the number of Conversion Shares to be issued no less than two business days prior to issuance.

(iv) Change of Control. Upon a Change of Control occurring after an Initial Business Combination (but not in connection with such Initial Business Combination), for the Measurement Period in which the Change of Control occurs, 201,250 shares of Class B Common Stock (or 175,000 shares of Class B Common Stock if the IPO Option is not exercised) shall automatically convert into Conversion Shares (on the business day immediately prior to such event), as follows:

(A) if, prior to the date of such Change of Control the Class B Common Stock shall have already cumulatively converted into a number of shares of Class A Common Stock equal in the aggregate to at least 5% of the Closing Share Count (the “5% Threshold Amount”), the number of Conversion Shares shall equal the greater of (1) 2,013 shares of Class A Common Stock (or 1,750 shares of Class A Common Stock if the IPO Option is not exercised) and (2) the number of shares of Class A Common Stock that would be issuable based on the excess of the Total Return above the Price Threshold pursuant to Section 4.2(b)(i) with such Total Return calculated based on (x) the cash purchase price of the outstanding shares of Class A Common Stock or (y) if the purchase price for the Class A Common Stock in such Change of Control is not all cash, the deemed value received in such Change of Control per share of Class A Common Stock, which shall be the amount of cash payable or distributable per share of Class A Common Stock plus the Fair Market Value of any non-cash consideration or distribution, payable or distributable, per share of Class A Common Stock, and if the holders of shares of Class A Common Stock are able to elect among different types or proportions of consideration or distributions, the amount of cash and other types of consideration or distributions in such Change of Control payable or distributable per share of Class A Common Stock shall be deemed the weighted-average amount of cash and other types of consideration or distributions actually paid or distributed to holders of Class A Common Stock (where the Fair Market Value of any such non-cash consideration or distribution is the fair market value of such non-cash consideration or distribution at the time of signing of the definitive transaction agreement effecting such Change of Control, as determined by the Board in good faith based upon the opinion of an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged (an “Independent Financial Advisor”)), rather than the VWAP for the final fiscal quarter in the relevant Measurement Period;

(B) if, prior to the date of the Change of Control the Class B Common Stock shall have not already cumulatively converted into a number of shares of Class A Common Stock equal in the aggregate to at least the 5% Threshold Amount, the number of Conversion Shares shall equal the greater of (i) the 5% Threshold Amount less any shares of Class A Common Stock previously issued upon conversion of Class B Common Stock and (ii) the number of shares that would be issuable based on the excess of the Total Return above the Price Threshold pursuant to Section 4.2(b)(i) with the Total Return calculated based on (x) the cash purchase price of the Class A Common Stock or (y) if the purchase price for the Class A Common Stock in such Change of Control is not all cash, the deemed value received in such Change of Control per share of Class A Common Stock, which shall be the amount of cash payable or distributable per share of Class A Common Stock plus the Fair Market Value of any non-cash consideration or distributions, payable or distributable, per share of Class A Common Stock, and if the holders of shares of Class A Common Stock are able to elect among different types or proportions of consideration or distributions, the amount of cash and other types of consideration or distributions in such Change of Control payable or distributable per share of Class A Common Stock shall be deemed the weighted-average amount of cash and other types of consideration or distributions actually paid to holders of Class A Common Stock (where the Fair Market Value of any such non-cash consideration or distribution is the fair market value of such non-cash consideration or distribution at the time of signing of the definitive transaction agreement effecting such Change of Control, as determined by the Board in good faith based upon an opinion of an Independent Financial Advisor), rather than the VWAP for the final fiscal quarter in the relevant Measurement Period;

(C) to the extent any tranches of 201,250 shares of Class B Common Stock (or 175,000 shares of Class B Common Stock if the IPO Option is not exercised) remain outstanding, each such remaining tranche of 201,250 shares of Class B Common Stock (or 175,000 shares of Class B Common Stock if the IPO Option is not exercised) shall automatically convert into 2,013 shares of Class A Common Stock (or 1,750 shares of Class A Common Stock if the IPO Option is not exercised).

(v) Voting. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, (A) amend, alter or repeal any provision of this Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock, (B) change the fiscal year of the Corporation, (C) increase the number of directors on the Board, (D) pay any dividends or other distributions or effect any split on any of the Corporation’s capital stock, (E) adopt any stockholder rights plan, (F) acquire any entity or business with assets at a purchase price greater than 10% or more of the Corporation’s total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by the Corporation in the preparation of its financial statements, (G) other than the shares of Class A Common Stock to be issued in the offering, issue any shares of Class A Common Stock in excess of 5% of the number of shares of the Corporation’s Class A Common Stock outstanding upon the consummation of the Offering or that would otherwise require a stockholder vote pursuant to the rules of the stock exchange on which the shares of Class A Common Stock are then listed or (H) issue any shares of Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares of Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

(vi) If the Corporation increases or decreases the number of Offering Shares (defined below), the Corporation shall effect a stock split, stock dividend or share contribution back to capital, reorganization, recapitalization or other appropriate mechanism, as applicable, with respect to the Class B Common Stock outstanding immediately prior to the Offering so that the number of shares of Class B Common Stock equals 5% of the number of Offering Shares, and references in this Section 4.3(b) to specific numbers of shares of Class B Common Stock shall automatically be deemed proportionally adjusted. Notwithstanding anything to the contrary contained herein, if the foregoing adjustments would increase the number of shares of Class B Common Stock, such adjustments may be waived by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.3(b)(v).

(c) Certain Definitions. Solely for purposes of Section 4.3(b) references to:

(i) “Change of Control” means the occurrence of any one of the following after the consummation of an Initial Business Combination (but not in connection with such Initial Business Combination) if any of the following occurs: (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, any of its wholly owned subsidiaries and the Corporation’s and its wholly-owned subsidiaries’ respective employee benefit plans, (1) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Stock and (2) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (1) of this Section 4.3(c)(i) has occurred; provided, however, that a “person” or “group” shall not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder; (B) the consummation of (1) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination) as a result of which all of the outstanding shares of Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (2) any share exchange, consolidation or merger of the Corporation pursuant to which all of the outstanding shares of Class A Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof); or (3) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Corporation’s or its consolidated assets, taken as a whole, to any person or entity (other than one of the Corporation’s wholly owned subsidiaries, and other than a pledge or hypothecation of assets (but not foreclosure in respect thereof)); provided, however, that a transaction described in clauses (1) or (2) in which the holders of all classes of the Corporation’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving entity immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be deemed to be a Change of Control pursuant to this clause (B); (C) the Corporation’s stockholders approve any plan or proposal for the Corporation’s liquidation or dissolution (other than a liquidation or dissolution that shall occur contemporaneously with a transaction described in clause (B)(2) above); or (D) shares of the Class A Common Stock cease to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clauses (A) or (B) above shall not constitute a Change of Control, if at least 90% of the consideration received or to be received by the holders of shares of the Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or shall be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests into which shares of the Class B Common Stock convert.

(ii) “Measurement Period” means (A) the period beginning on the date of the Initial Business Combination and ending with, and including, the first fiscal quarter following the end of the fiscal year in which the Corporation consummates an Initial Business Combination and (B) each of the nine successive four-fiscal-quarter periods.

(iii) “Price Threshold” shall initially equal $10.00 for the first Measurement Period and shall thereafter be adjusted at the beginning of each subsequent Measurement Period to be equal to the greater of (A) the Price Threshold for the immediately preceding Measurement Period and (B) the VWAP for the immediately preceding Measurement Period (in each case, as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions).

(iv) “Equity-Linked Securities” means securities (other than the public warrants and the private placement warrants) issued by the Corporation and/or any entities that (after giving effect to completion of the Initial Business Combination) are subsidiaries of the Corporation that are directly or indirectly convertible into or exercisable for shares of Class A Common Stock, or for a cash settlement value in lieu thereof.

(v) “VWAP” per share of the Corporation’s Class A Common Stock on any trading day means the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of one share of Class A Common Stock on such trading day determined, using a volume weighted average method, by an Independent Financial Advisor retained for such purpose by the Corporation). “VWAP” for a period of multiple trading days means the volume-weighted average of the respective VWAPs for the trading days in such period.

(d) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(e) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, and the provisions of Section 4.3(b)(iv) and Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock (on an as converted basis with respect to the Class B Common Stock) held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Amended and Restated Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I Directors, Class II Directors and Class III Directors. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to Sections 4.3(a)(iii) and 9.8, the contractual rights of any stockholder and the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Subject to Sections 5.5 and 9.8 hereof and the contractual rights of any stockholder, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Sections 5.5 and 9.8 hereof and the contractual rights of any stockholder, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Sections 5.5 and 9.8 hereof and the contractual rights of any stockholder, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; provided, further, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chair of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, subsequent to the consummation of the Offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock, with respect to which action may be taken by written consent.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

(e) To the extent indemnitee has rights to indemnification, advancement of expenses and/or insurance provided by CBRE Acquisition Sponsor, LLC, a Delaware limited liability company (“Sponsor”) or its affiliates, as applicable: (i) the Corporation shall be the indemnitor of first resort (i.e., that its obligations to indemnitee are primary and any obligation of Sponsor or its affiliates, as applicable, to advance expenses or to provide indemnification for the same expenses or liabilities incurred by indemnitee are secondary); (ii) the Corporation shall be required to advance the full amount of expenses incurred by indemnitee and shall be liable for the full amount of all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) to the extent legally permitted and as required by the terms of hereof, the Bylaws, or any agreement, without regard to any rights indemnitee may have against Sponsor or its affiliates, as applicable; and (iii) the Corporation irrevocably waives, relinquishes and releases Sponsor and its affiliates, as applicable, from any and all claims against each of them for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by Sponsor or its affiliates, as applicable, on behalf of indemnitee with respect to any claim for which indemnitee has sought indemnification from the Corporation shall affect the foregoing, and Sponsor and its affiliates, as applicable, shall have a right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of indemnitee against the Corporation.

ARTICLE IX

INITIAL BUSINESS COMBINATION REQUIREMENTS; EXISTENCE

Section 9.1 General.

(a) The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Amended and Restated Certificate and terminating upon the consummation of an Initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of an Initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all of the then outstanding voting power of the Common Stock.

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the IPO Option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the Securities and Exchange Commission on October 26, 2020 (as amended, the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement a form of which is set forth as an exhibit to the Registration Statement. Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) shall be released from the Trust Account until the earliest of (i) the completion of an Initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its Initial Business Combination within 24 months (or 27 months, as applicable per Section 9.2(c)) from the closing of the Offering or such later date as approved by holders of a majority of the Corporation’s outstanding Common Stock that are voted at a meeting to extend such date, voting together as a single class and (iii) the redemption of shares in connection with a vote seeking to amend Section 4.3(a)(ii) or Article IX. Holders of shares of the Corporation’s Common Stock included as part of the SAILSM securities sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are members or affiliates of the Sponsor, or officers or directors of the Corporation) are referred to herein as “Public Stockholders.”

Section 9.2 Redemption Rights.

(a) Prior to the consummation of an Initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of an Initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) in excess of $5 million or any greater net tangible asset or cash requirement which may be contained in the agreement relating to an Initial Business Combination upon consummation of such Initial Business Combination (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, (i) there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering, and (ii) such Redemption Rights are subject to the consummation of the proposed Initial Business Combination pursuant to which the Redemption Rights relate.

(b) If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an Initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (or any successor rules or regulations) and filing proxy materials with the Securities and Exchange Commission (the “SEC”), the Corporation shall offer to redeem the Offering Shares upon the consummation of an Initial

Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of an Initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of an Initial Business Combination that contain substantially the same financial and other information about such Initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed Initial Business Combination, or the Corporation decides to submit the proposed Initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). The Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules or a stockholder vote pursuant to a proxy solicitation shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of an Initial Business Combination, including interest not previously released to the Corporation to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), by (ii) the total number of then outstanding Offering Shares.

(c) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an Initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the Offering Shares without the prior consent of the Corporation.

(d) In the event that the Corporation (i) has not consummated an Initial Business Combination within 24 months (or 27 months from the closing of this offering if the Corporation has executed a letter of intent, agreement in principle or definitive agreement for the Initial Business Combination within 24 months from the closing of this offering but have not completed the Initial Business Combination within such 24-month period) from the closing of the Offering or such later date as approved by holders of a majority of the Corporation’s outstanding Common Stock that are voted at a meeting to extend such date, voting together as a single class or (ii) elects to wind up the affairs of the Corporation for any reason prior to the consummation of an Initial Business Combination, the Corporation shall (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to (A) the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the trust account and not previously released to the Corporation to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by (B) the total number of then outstanding

Offering Shares, which redemption shall completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law.

(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an Initial Business Combination, the Corporation shall consummate the proposed Initial Business Combination only if (i) such Initial Business Combination is approved by the affirmative vote of the holders of a majority of the voting power of the Common Stock that are voted at a stockholder meeting held to consider such Initial Business Combination and (ii) the Redemption Limitation is not exceeded.

(f) If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed Initial Business Combination only if the Redemption Limitation is not exceeded.

Section 9.3 Distributions from the Trust Account.

(a) A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

(b) Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c) The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Corporation’s Public Stockholders relating to the proposed Initial Business Combination, including the requirement that any Public Stockholder holder that holds Offering Shares beneficially through a nominee must identify itself to the Corporation in connection with any redemption election in order to validly redeem such Offering Shares. Holders of Offering Shares seeking to exercise their Redemption Rights shall be required to either tender their certificates (if any) to the Corporation’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two days, other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for business hours (“Business Day”), prior to the originally scheduled vote on the proposal to approve a Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of an Initial Business Combination.

Section 9.4 Share Issuances. Prior to the consummation of an Initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on an Initial Business Combination; provided, that, this Section 9.4 shall not apply to any shares issued in connection with the exercise of underwriter’s IPO Option.

Section 9.5 Transactions with Affiliates. In the event the Corporation enters into an Initial Business Combination with a target business that is affiliated with the Sponsor or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority or an independent accounting firm that such Business Combination is fair to the Corporation from a financial point of view.

Section 9.6 No Transactions with Other Blank Check Companies. The Corporation shall not effectuate an Initial Business Combination solely with another blank check company or a similar company with nominal operations.

Section 9.7 Additional Redemption Rights. If, in accordance with (A) Section 9.1(a), any amendment is made to this Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an Initial Business Combination within 24 months (or 27 months as applicable) from the closing of the Offering or such later date as approved by holders of a majority of the Corporation’s outstanding Common Stock that are voted at a meeting to extend such date, voting together as a single class or (ii) with respect to the rights of holders of the Class A Common Stock as provided for in Section 4.3(a)(ii) or this Article IX or (B) Section 9.1(b), the time to complete an Initial Business Combination is otherwise extended, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment or extension, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares. The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.

Section 9.8 Appointment and Removal of Directors. Notwithstanding any other provision in this Amended and Restated Certificate, prior to the consummation of an Initial Business Combination, the holders of Class B Common Stock shall have the exclusive right to appoint, nominate, elect, remove and replace any director. Following the consummation of an Initial Business Combination, subject to the contractual rights of any stockholder, the holders of Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the right to elect, remove and replace any director.

Section 9.9 Minimum Value of Target. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of a signing of a definitive agreement to enter into an Initial Business Combination.

ARTICLE X

CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors. Accordingly, if any of the Corporation’s officers or directors become aware of a business combination opportunity that is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity and the Corporation renounces any interest in any corporate opportunity offered to any of the directors or officers of the Corporation, except, with respect to any such opportunity expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that Article IX of this Amended and Restated Certificate may be amended only as provided therein; provided, further, that the powers, preferences or relative, participating, optional or other special rights of the Class B Common Stock, may be amended only with, and exclusively by, the vote or written consent of the holders of a majority of the Class B Common Stock then outstanding, Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of the Class A Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or classes of Common Stock if the holders of such affected series of Preferred Stock or classes of Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series or class, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

ARTICLE XII

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 12.1 Forum.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Corporation, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) action asserting a claim against the Corporation or any current or former director, officer, employee or stockholder of the Corporation arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Bylaws (as either may be amended from time to time), or (iv) action asserting a claim governed by the internal affairs doctrine of the State of Delaware. The foregoing provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

(b) Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Any stockholder purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.1.

Section 12.2 Consent to Jurisdiction.

(a) If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(b) If any action the subject matter of which is within the scope of Section 12.1(b) above is filed in a court other than a federal district court of the United States of America (a “Foreign Securities Act Action”) in the name of any stockholder (current, former or future), such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce Section 12.1(b) above (a “Foreign Securities Act Enforcement Action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the Foreign Securities Act Enforcement Action as agent for such stockholder.

Section 12.3 Severability. If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

IN WITNESS WHEREOF, CBRE Acquisition Holdings, Inc. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

CBRE ACQUISITION HOLDINGS, INC.

By:
	Name:	Cash J. Smith
	Title:	President, Chief Financial Officer and Secretary

[Signature Page to Second Amended and Restated Certificate of Incorporation]